                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

          AGREEMENT dated as of August 2, 2004 by and between Sparta Commercial
Services, Inc., a Nevada corporation with an address at P.O. Box 60, New York,
New York 10156 (the "Company") and Danny Lanjewar ("Executive") with an address at 13 Bruce Lane, Valhalla, New York 10595.

          WHEREAS, the Company and Executive wish to enter into an agreement relating to the employment of Executive by the Company;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

               1. Term of Employment. Subject to the provisions of Section
          8 of this Agreement, Executive shall be employed by the Company for a period commencing on August 2, 2004 (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the
          "Employment Term"), on the terms and subject to the conditions set forth in this Agreement. Notwithstanding the preceding sentence, the
          Employment Term shall be automatically extended for an additional two-year period followed by further one-year periods, unless the
          Company or Executive provides the other party hereto 3 months prior written notice before the expiration of the Employment Term that the
          Employment Term shall not be so extended. "Employment Term" shall include any extension that becomes applicable pursuant to the preceding sentence.

               2. Position.

                    (a) During the Employment Term, Executive shall serve as the
          Company's Chief Financial Officer. In such position, Executive shall have the powers, duties and responsibilities that are customary for a
          Chief Financial Officer of a corporation of the size, type and nature of the Company and shall perform such other duties as the Company's
          Board of Directors or Company's Chief Executive Officer ("CEO"), as
          the --- case may be, shall determine in their reasonable discretion.
          Executive shall report exclusively to the CEO. Executive shall comply with all federal, state and local laws applicable to his duties and also shall comply with the rules and regulations of any
          self-regulatory organization (as such term is defined in Rule 3(a)(26)
          of the Securities Exchange Act of 1934, as amended) having jurisdiction over the Company.

                    (b) During the Employment Term, Executive will devote his
          full business time to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the CEO. Nothing contained herein shall preclude Executive from (i) serving on corporate, civic and charitable boards or committees and (ii) managing his personal investments; provided that none of the activities set forth in clauses (i) and (ii) interferes in any material respect with the performance of Executive's employment hereunder or conflict in any material respect with the business of the
          Company.

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          3. Base Salary. During the Employment Term, the Company shall pay
Executive a base salary (the "Base Salary") at the annual rate of $140,000 payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such annual increases in his Base
Salary, if any, as may be determined in the sole discretion of the Company's
Board of Directors or of the Compensation Committee thereof.

          4. Additional Compensation

          In addition to salary and other compensation specified in this agreement, Executive may from time to time, receive such additional compensation from the Company in such form or forms as may be determined by the Company's
Board of Directors or the Compensation Committee thereof from time to time in order to more fully compensate Executive for the true value of his services to the Company.

          5. Equity Arrangements.

          (a) Executive shall be entitled to an initial grant on the
Commencement Date (the "Initial Grant") of 4,545,455 shares of the Company's
Common Stock, $.001 par value per share (the "Initial Compensation Shares"), subject to stock splits.  Subject to Section 8, Executive's rights to such shares of stock shall vest as follows:

               (i) 20% of the Initial Compensation Shares on January 1, 2005;
and

               (ii) 20% of the Initial Compensation Shares on July 1, 2005; 20%
of the Initial Compensation Shares on July 1, 2006; 20% of the Initial
Compensation Shares on July 1, 2007; and 20% of the Initial Compensation Shares
on July 1, 2008; provided that Executive is still employed by the Company on the date on which any such 20% portion shall vest. If Executive's employment hereunder is terminated for any reason prior to an Anniversary Date, Executive shall be entitled to receive that percentage of the Initial Compensation Shares which would have vested in the year ending on such Anniversary Date equal to the number of days Executive served in such year divided by three hundred sixty-five
(365).

               (b) Following the termination of Executive's employment
hereunder, if Executive determines to sell all or any portion of his vested
Initial Compensation Shares Executive shall first offer to sell such Shares to the Company by providing written notice to the Company setting forth the number of Initial Compensation Shares to be sold. If the Company elects to purchase all of such Initial Compensation Shares so offered the purchase price per share therefor shall equal 90% of the average daily bid price per share of the
Company's Common Stock during the 7-trading day period following receipt by the
Company of such notice. If the Company elects to purchase less than all of the
Initial Compensation Shares so offered, the purchase price per share shall be
100% of the average daily bid price per share of the Company's Common Stock during the 7-trading day period following receipt by the Company of such notice.
The Company shall notify Executive in writing of its decision whether to purchase any or all of the Initial Compensation Shares so offered within three days of the end of such 7-trading day period. If the Company elects to purchase such Shares, the Company shall pay the full purchase price therefor within thirty (30) days of the Company's election to so purchase. If the

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Company does not so elect or fails to notify Executive of its election within the time specified herein, Executive shall be permitted to sell such Initial
Compensation Shares in the open market in accordance with the applicable rules and regulations of the Securities and Exchange Commission.

          6. Employee Benefits. During the Employment Term, Executive shall be provided, in accordance with the terms of the Company's employee benefit plans as in effect from time to time, health insurance and short term and long term disability insurance, retirement benefits and fringe benefits (collectively
"Employee Benefits") on the same basis as those benefits are generally made available to other senior executives of the Company. Executive shall be entitled to paid vacation of three (3) weeks, pro rated, during the first calendar year within the Employment Term, and four (4) weeks during the remaining years of the
Employment Term. Such vacation shall be taken at times consistent with the proper performance by the Executive of his duties and responsibilities and with the approval of the CEO. Vacation not taken in any calendar year shall not carry forward to any future year.

          7. Business Expenses. During the Employment Term, reasonable business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

          8. Termination. Notwithstanding any other provision of this Agreement:

               (a) By the Company for Cause or By Executive Resignation without
     Good Reason.

                    (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for Cause (as defined below) or by Executive's resignation without Good Reason (as defined in
          Section 8(c)).

                    (ii) For purposes of this Agreement, "Cause" shall mean (A)
          the Executive's willful and continued failure to substantially perform the duties of his position or breach of material terms of his Agreement, after notice (specifying the details of such alleged failure) and a reasonable opportunity to cure if such breach can be cured; (B) any willful act or omission which is demonstrably and materially injurious to the Company or any of its subsidiaries or affiliates; (C) conviction or plea of nolo contendere to a felony or other crime of moral turpitude other than involving acts of negligence; or (D) willful failure to carry out the legitimate directives of the Company's Board of
          Directors or the CEO. No act or failure to act will be deemed
          "willful" (i) unless effected without a reasonable belief that such action or failure to act was in or not opposed to the
          Company's best interest; or (ii) if it results from any physical or mental incapacity.

                    (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be

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          entitled to receive (A) any accrued but unpaid Base Salary through the date of termination; (B) the opportunity to exercise vested stock options for 30 days following such termination; (C) such compensation and Employee Benefits, if any, as to which Executive may be entitled under the employee compensation and benefit plans of the Company and any other long-term incentive or equity program pursuant to the terms thereof through the date of termination; and (D) any reimbursable business expenses incurred; and (E) any accrued but unpaid Additional
          Compensation through the termination date. Following such termination of Executive's employment by the Company for Cause or resignation by
          Executive without Good Reason, except as set forth in this Section
          8(a), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

               (b) Disability, Death or Retirement.

                    (i) The Employment Term and Executive's employment hereunder shall terminate (A) upon his death; (B) if Executive becomes physically or mentally incapacitated for a period of indefinite duration and is therefore unable for a period of three (3) consecutive months or for an aggregate of six (6) months, or such longer period as the Company's Board of Directors in its sole discretion may determine, in any twelve (12) consecutive month period to perform his duties,
          (such incapacity is hereinafter referred to as "Disability"); and (C)
          upon his Retirement (as defined below). Any question as to the existence of the Disability of Executive as to which Executive and the
          Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the
          Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. For purposes of this Agreement, "Retirement" shall mean a
          Participant's voluntary resignation any time after attaining age 65
          (or at any earlier date with the permission of the Board).

                    (ii) Upon termination of Executive's employment hereunder
          for death, Disability or Retirement, Executive or his estate (as the case may be) shall be entitled to receive (A) any accrued but unpaid
          Base Salary through the end of the month in which such termination occurs, (B) a pro rata portion of any Additional Compensation that the
          Executive would have been entitled to receive pursuant to Section 4 hereof in such year based upon the percentage of the calendar year that shall have elapsed through the date of Executive's termination of employment, payable when such Additional Compensation would have otherwise been payable had the Executive's employment not terminated,
          (C) the opportunity to exercise vested stock options and Executive's stock options scheduled to vest during the year following such termination (i) in the case of death or Disability, for one year following such termination or (ii) in the case of Retirement, for four years following such termination, (D) a pro rata portion of any long term incentive granted to the Executive and (E) such compensation and

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          Employee Benefits, if any, as to which he may be entitled under the employee compensation and benefit plans and arrangements of the
          Company, (F) any reimbursable business expenses incurred; and (G) any accrued but unpaid Additional Compensation through the termination date. Following such termination of Executives employment due to death, Disability or Retirement, except as set forth in this Section
          8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

               (c) By the Company without Cause or Resignation by Executive for
     Good Reason.

                    (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

                    (ii) For purposes of this Agreement, "Good Reason" shall
          mean:

                    (A) assignment of duties to Executive inconsistent with his status as Chief Financial Officer or otherwise inconsistent with the terms of Section 2 of this Agreement;

                    (B) Executive's relocation by the Company beyond 75 miles of his current place of residence;

                    (C) any material breach of the Agreement by the Company;

                    (D) failure of any successor to all or substantially all of the business of the Company to assume the Agreement; or

                    (E) any situation where Executive is asked to take, certify or sanction any course of action that, as a licensed Certified
          Public Accountant, is prohibited from doing by virtue of his profession's rules, regulations or code of ethics, as determined by an opinion of competent counsel presented by Executive to the
          Company and confirmed by the Company's counsel, and such action or refusal to take such action in any way leads to his dismissal by the Company or his resignation.

                    (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if
          Executive resigns for Good Reason, Executive shall be entitled to receive (A) any accrued but unpaid Base Salary through the date of termination payable in accordance with the Company's standard payroll policy, (B) unpaid Additional Compensation for the fiscal year prior to termination payable when such Additional
          Compensation would have been payable if Executive's employment had not terminated, (C) a pro rata portion of any Additional
          Compensation that the Executive would have

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          been entitled to receive pursuant to Section 4 hereof in the year of termination based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment, payable when such Additional Compensation would have otherwise been payable had the Executive's employment not terminated,
          (D) payment equal to the Severance in accordance with Section 9 hereof; (E) continued coverage under the Company's welfare benefit plans available to senior executives for the lesser of (i) the time
          Executive is not covered by a comparable welfare benefit plan or (ii)
          a period of 24 months, (F) accelerated vesting of all equity awards
          (including, but not limited to, Executive's stock options and the
          Initial Compensation Shares) and the opportunity to exercise such awards on or before the earlier of (i) one year following such termination or (ii) the date of termination of such award and (G) such vested compensation and Employee Benefits, if any, as to which
          Executive may be entitled under the employee compensation and benefit plans and arrangements of the Company, (H) any reimbursable business expenses incurred through the termination date.

                    (iv) If the Executive resigns for Good Reason or is
          terminated without cause within 12 months after a Change in
          Control (as defined below), Executive shall be entitled to receive, in addition to his entitlements in (iii) above, and (A)
          within 30 business days after such termination, an additional lump sum payment equal to the greater of the Severance payment in accordance with Section 12 hereof or the balance of Executive's base salary hereunder for the balance of the Employment Term had this Agreement not been terminated and (B) continued coverage under the Company welfare benefit plans available to senior executives for an additional 12 month period and (C) the value of full vesting of the Executive's account balance under the
          Company's 401(k) plan.

                    (v) For purposes of this Agreement, "Change in Control"
          shall mean:

                    (A) any Person (as defined in Section 3(a)(9) of the
               Securities Exchange Act of 1934, as amended (the "Exchange Act")
               who becomes the Beneficial Owner (as defined in Rule 13d-3 of the
               Exchange Act) (except that a Person shall be deemed to be the
               Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the
               Company's or such Significant Subsidiary's then-outstanding securities and is the largest shareholder of the Company;

                    (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new

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               director whose election by the Board or nomination for
               election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
               Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, or partnership, group, associate or other entity or Person other than the Board (the "Continuing Directors"), cease for any reason to constitute at least a majority of the Board;

                    (C) the consummation of a merger or consolidation of the
               Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a
               "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting
               securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting
               securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

                    (D) the Company disposes of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the
               effective date of the Change in Control resulting there from; or

                    (vi) If the Company elects to terminate this Agreement by
               not renewing this Agreement at the end of the Employment Term,
               Executive shall be entitled to receive Severance equal to six (6)
               months of his Base Salary if such nonrenewal occurs at the end of the first two (2) years of Executive's employment by the Company and if such renewal occurs after the end of the first 2 years of employment, Executive shall be entitled to receive Severance equal to the sum of (i) six (6) months of his Base Salary plus
               (ii) one (1) additional month of Base Salary for each year of service by Executive following such first 2 years, up to an aggregate of twelve months, such Severance to be payable in accordance with the Company's standard payroll policy.

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                    Executive shall be entitled to receive (A) any accrued but unpaid Base Salary through the date of termination; (B) the opportunity to exercise vested stock options for 90 days
               following such termination; (C) such compensation and Employee
               Benefits, if any, as to which Executive may be entitled under the employee compensation and benefit plans of the Company and any other long-term incentive or equity program pursuant to the terms hereof through the date of termination; and (D) any reimbursable business expenses incurred; and (E) any accrued but unpaid
               Additional Compensation through the termination date; and (F) a pro rata portion of any Additional Compensation that the
               Executive would have been entitled to receive pursuant to Section
               4 hereof in such year based upon the percentage of the fiscal year that shall have elapsed through the date of Executive's termination of employment, payable when such Additional
               Compensation would have otherwise been payable had the
               Executive's employment not terminated,.

               (d) Notice of Termination. Any purported termination of
     employment by the Company or by Executive (other than due to
     Executive's death or in accordance with the provisions of Section 1 hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12(i) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this
     Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          9. Severance. Subject to the provisions of Section 8(c)(vi) of this
Agreement, Executive shall earn additional "Severance" compensation based on
Executive's base salary according to Executive's length of service with the
Company. Executive shall earn three months of Severance for up to six months of service; six months of Severance during the seventh through the twelfth month of service and one year of Severance for one year or more of service. All Severance payments will be paid in accordance with the Company's regular payroll policy.

          10. Confidentiality. Executive will not at any time (whether during or after his employment with the Company), unless required by a court or administrative agency, disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of
Executive's breach of this covenant.

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     Executive shall not disclose the existence or terms of this Agreement to any person except the CEO or the Board of Directors of the Company and to its
auditors and counsel and to Executive's own personal financial advisor, accountant and counsel unless otherwise required by applicable law.

          11. Noncompetition. During the term of Executive's employment with the
Company and for a period of two (2) years after he ceases to be employed by the
Company, Executive shall not engage directly or indirectly in competition with the Company or its Affiliates (as such term is defined in Rule 501(b) of the
Securities Act of 1933, as amended) in the business of motorcycle leasing or finance. Competition shall include, without limitation, any role as a sponsor, consultant, employee, partner or stockholder which aids or abets any business to compete or prepare for competition with the Company or its Affiliates in any business in which any of them is engaged or planning to engage. Executive further acknowledges that competitive activities in violation of this Section could cause irreparable injury to the Company and that such injury would be difficult or impossible to measure. Accordingly, the Company shall be entitled to an injunction and other equitable remedies for any violation without limiting the Company's rights to pursue monetary or other damages or remedies.

          12. Miscellaneous.

               (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

               (b) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration held in New York and conducted in accordance with the commercial arbitration rules of the American Arbitration Association
     ("AAA") in effect at the time of the arbitration before a single arbitrator appointed by the President of the AAA; provided that such arbitrator shall be an expert in the field of finance and shall not have had any previous dealings or relationships with either party. The
     Company shall reimburse Executive's legal fees of one counsel and costs incurred to enforce his rights under this Agreement if Executive substantially prevails in any dispute or controversy.

               (c) Entire Agreement. This Agreement contains the entire
     understanding of the parties with respect to the employment of
     Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

               (d) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

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               (e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and
     enforceability of the remaining provisions of this Agreement shall not be affected thereby.

               (f) Assignment. This Agreement shall not be assignable by
     Executive. This Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, provided that any assignee expressly assumes the obligations, rights and privileges of this Agreement.

               (g) Mitigation. Executive shall not be required to mitigate damages or the amount of any payment to Executive provided for under this Agreement by seeking other employment or otherwise, nor, except as otherwise provided herein, shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by
     Executive as a result of employment after termination.

               (h) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

               (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by facsimile or United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier service addressed to the respective addresses set forth on the execution page of this
     Agreement or such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          If delivery is by facsimile:

          If to the Company, at 212 523-0585

          If  to Executive, at 914-769-9348.

               (j) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               (l) Survival. The provisions of Section 10, 11, 12(b) and 12(g)
     shall survive the expiration or termination of this Agreement regardless of the reason or reasons therefor.

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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                                /s/ Danny Lanjewar
                                                ----------------------
                                                Danny Lanjewar

                                                SPARTA COMMERCIAL SERVICES,
                                                INC.

                                                By:  /s/ Anthony L. Havens
                                                   -------------------------
                                                 Name: Anthony L. Havens
                                                 Title: Chief Executive Officer